UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011
HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas (Address of principal executive offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

ITEM 7.01.	REGULATION FD DISCLOSURE
     On January 24, 2011, Hercules Offshore, Inc. (the “Company”) issued a press release announcing that it will invest $10 million, or approximately eight percent of the total outstanding equity, in a new entity incorporated in Luxembourg, Discovery Offshore S.A. (“Discovery Offshore”), which investment will be used by Discovery Offshore towards funding the down payments on two new-build ultra high specification harsh environment jackup drilling rigs (the “Rigs”). The Rigs, Keppel FELS “Super A” design, are being constructed by Keppel FELS in its Singapore shipyard and have a maximum water depth rating of 400 feet, two million pound hook load capacity, and are capable of drilling depths up to 35,000 feet. The two Rigs are expected to be delivered in the second and third quarter of 2013, respectively. Discovery Offshore also holds options to purchase two additional rigs of the same specifications, which must be exercised by the third and fourth quarter of 2011, with delivery dates expected in the second quarter and fourth quarter of 2014, respectively.
     The Company is also entering into a construction management agreement (the “Construction Management Agreement”) and a services agreement (the “Services Agreement”) with Discovery Offshore. Under the Construction Management Agreement, the Company will plan, supervise and manage the construction and commissioning of the Rigs in exchange for a fixed fee of seven million dollars per Rig. Pursuant to the terms of the Services Agreement, the Company will market, manage, crew and operate the Rigs and any other rigs that Discovery Offshore subsequently acquires or controls, in exchange for a fixed daily fee of $6,000 per Rig plus five percent of EBITDA generated per day per Rig, which commences once the Rigs are completed and operating. Under the Services Agreement, Discovery Offshore will be responsible for operational and capital expenses for the Rigs. The Company is entitled to a minimum fee of $5 million per Rig in the event Discovery Offshore terminates the Services Agreement in the absence of a breach of contract by Hercules Offshore.
     In addition to the $10 million investment, the Company will receive shares worth $1 million to cover its costs incurred and efforts expended in forming Discovery Offshore and will be granted an option to purchase up to five million additional shares of Discovery Offshore stock at a strike price of $2.00 in the event that the Discovery stock price reaches $4.00 per share. The Company has no other financial obligations or commitments with respect to the Rigs or its ownership in Discovery Offshore.
     James W. Noe, the Company’s Senior Vice President, General Counsel and Chief Compliance Officer, and Stephen M. Butz, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, will serve on the board of directors of Discovery Offshore. Discovery Offshore intends to apply for the listing of its shares on the Oslo Access exchange in the future.
     The press release is included as Exhibit 99.1 to this report. The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
Forward-Looking Statements
     The information and statements made in this 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the business of the Company and Discovery Offshore and estimated dates for completion of construction of the Rigs. Such statements are subject to a number of risks, uncertainties and assumptions associated with the Company’s and Discovery Offshore’s business, development, growth management, financing, market acceptance, and relations with suppliers, customers, the ability to successfully negotiate contracts, shipyard and other delays and cost overruns, and general economic and business conditions, changes in domestic and foreign laws and regulations, taxes, changes in competition and pricing environments, and government and regulatory actions and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

ITEM 9.01.	EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: January 24, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release